Exhibit 10.11

SIXTH AMENDMENT TO

SECURED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO SECURED CREDIT AGREEMENT (“Amendment”) is made and entered into as of the 28th day of April, 2006, by and among Cycle Country Accessories Corporation, an Iowa corporation and Cycle Country Accessories Corp., a Nevada corporation (collectively, the “Borrowers”) and Bank Midwest, Minnesota Iowa, N.A., a national banking association (“Lender”).

RECITALS

A.                                   The Borrowers and the Lender are parties to that certain Secured Credit Agreement dated as of August 21, 2001, as amended by the First Amendment to Secured Credit Agreement dated as of July 22, 2002, the Second Amendment to Secured Credit Agreement dated as of May 30, 2003, the Third Amendment to Secured Credit Agreement dated as of June 25, 2003, the Fourth Amendment to Secured Credit Agreement dated as of January 1, 2005 and the Fifth Amendment to Secured Credit Agreement dated as of April 29, 2005 (as so amended, the “Credit Agreement”), whereby Lender extended certain credit facilities to the Borrowers upon the terms and conditions set forth in the Credit Agreement. Capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Credit Agreement.

B.                                     The Borrowers have requested the Lender to amend the Credit Agreement as set forth herein, and the Lender is willing to agree to such amendment, all upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to the Credit Agreement.

a.                                       The second and third unlettered paragraphs of Section 1.3 of the Credit Agreement shall be amended in their entirety and as so amended shall be restated to read as follows:

The Term Note One shall be dated April 29, 2005 (the date of issuance thereof), bear interest as set forth in Section 2 hereof, and be payable as follows:

i.                                          equal monthly installments of principal and interest of $35,390.67 shall be due and payable commencing on May 25, 2006, and on the 25th day of each month thereafter, to and including March 25, 2018,

ii.                                       the entire unpaid principal balance of the Term Loan evidenced by Term Note One and any unpaid interest thereon shall be due and payable in full on April 25, 2018, the final maturity of Term Note

i

One. Interest after maturity shall be due and payable upon demand.

The Term Note Two shall be dated April 29, 2005 (the date of issuance thereof), bear interest as set forth in Section 2 hereof, and be payable as follows:

i.                                          equal monthly installments of principal and interest of $43,859.18 shall be due and payable commencing on May 25, 2006, and on the 25th day of each month thereafter, to and including March 25, 2011,

ii.                                       the entire unpaid principal balance of the Term Loan evidenced by Term Note Two and any unpaid interest thereon shall be due and payable in full on April 25, 2011, the final maturity of Term Note Two. Interest after maturity shall be due and payable upon demand.

All repayments on the Term Notes shall be applied first to interest owing thereunder and the balance, if any, to the reduction of principal. The monthly payment amounts shall not be effected by changes in the Prime Rate, but such changes will effect the final payment due at maturity (whether by lapse of time, acceleration, or otherwise) of the Term Notes. Principal payments made by the Borrowers on the Term Loan may not be reborrowed.

b.                                      Section 2.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

The Revolving Credit Loans shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided) at the rate per annum equal to the Prime Rate as in effect from time to time plus one-half of one percent (0.50%) per annum; provided that the interest rate on the Revolving Credit Loans shall not at any time: (i) except if not paid when due, exceed ten and one-half percent (10,50%) per annum, or (ii) be less than five and one-half percent (5.50%) per annum. If the Revolving Credit Loans or any part thereof are not paid when due (whether by lapse of time, acceleration or otherwise) the Revolving Credit Loans shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding two percent (2%) per annum to the interest rate which would otherwise be applicable thereto from time to time; provided further, that in no event would such rate of interest exceed twelve and one-half percent (12.50%) per annum nor be less than seven and one-half percent (7.50%) per annum.

The portion of the Term Loan evidenced by Term Note One shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein evidenced by Term Note One provided) at the rate per annum equal to Seven and three-eights percent (7.375%) from the period commencing April 26, 2006 to and including April 25, 2011 and thereafter until maturity at the per annum rate equal to the Prime Rate as in effect from time to time plus one-half of one percent (0.50%) per annum; provided that the interest rate on the portion of the Term Loan evidenced by Term Note One shall not at any time, except if not paid when due, exceed ten and one-half percent (10.50%) per annum, or be less than five and one-half percent (5.50%) per annum. If the portion of the Term Loan evidenced by Term Note One or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) the portion of the Term Loan evidenced by Term Note One shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum determined by adding two percent (2%) per annum to the interest rate which would otherwise be applicable thereto from time to time; provided further, that in no event would such rate of interest exceed twelve and one-half percent (12.50%) per annum nor be less than seven and one-half percent (7.50%) per annum.

The portion of the Term Loan evidenced by Term Note Two shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided) at the rate per annum equal of Seven and three-eighths percent (7.375%) per annum. If the portion of the Term Loan evidenced by Term Note Two or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) the portion of the Term Loan evidenced by Term Note Two shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), whether before or after judgment, until payment in full thereof at the rate per annum of Nine and three-eights percent (9.375%) per annum.

c.                                       Section 4.1 of the Credit Agreement is hereby amended to add the following new definition thereto:

“Sixth Amendment” means the Sixth Amendment to Secured Credit Agreement dated as of April 28, 2006, by and between the Borrowers and the Lender.

d.                                      The definition of “Termination Date” appearing in Section 4.1 of the Credit Agreement shall be amended in its entirety and as so amended shall be restated to read as follows:

“Termination Date” means (i) December 31, 2008, if such day is a Business Day, but if not then the Business Day immediately proceeding such day, or (ii) such earlier date on which the Revolving Credit is terminated pursuant to Section 9 hereof.

2.                                       Representations. Without limiting the generality of Section 10.6 of the Credit Agreement or any other term or provision thereof and in addition thereto to the extent necessary, the Borrowers represent and warrant to the Lender as follows: (i) the covenants, representations and warranties of the Borrowers as set forth in the Credit Agreement as amended by this Amendment are hereby made again as of the date hereof and are true and correct in all respects as of the date hereof, (ii) as of the date hereof, there is no Event of Default in existence, or any other act, omission, matter or other occurrence whatsoever which, with the giving of notice or the passage of time, or both, would give rise to or constitute an Event of Default; (iii) each of the Borrowers has (i) full power, authority and legal right to own and operate all of its properties and assets and to carry on its respective business as now conducted and as proposed to be conducted; and (ii) all requisite corporate power and authority to execute, deliver and fully perform all of the terms and conditions of this Amendment and all other agreements, documents and instruments contemplated hereby. All representations and warranties contained in this Amendment shall survive the execution and delivery hereof and any investigation made by the Lender or its agents or representatives.

3.                                       Conditions to Effectiveness of Amendment. This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent:

a.                                       Execution and delivery by the Borrowers and the Lender of this Amendment.

b.                                      Delivery to the Lender of a Secretary’s Certificate of each Borrower, having attached thereto resolutions adopted by each of the Borrower’s Board of Directors authorizing the transactions contemplated by this Amendment and designating David J. Davis as an authorized signer of each Borrower.

c.                                       Execution and delivery of such other agreements, instruments, documents, certificates and opinions as the Lender may reasonably request.

4.                                       Closing Fee. The Borrowers shall pay to the Lender a nonrefundable closing fee of $5,000.

5.                                       Expenses. The Borrower agrees to pay to the Lenders, as additional consideration for this Amendment, all costs and expenses incurred by the Lender (including, without limitation, attorneys’ fees not in excess of Two Thousand Five Hundred Dollars ($2,500)) in connection with the preparation, execution and delivery of this Amendment and all matters related hereto.

6.                                       Effective Time. This Amendment shall be effective as of the date hereof upon satisfaction of the conditions set forth in paragraphs 3 and 4.

7.                                       Continuing Effect. All of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, as amended hereby. Without limiting the foregoing, the Borrowers acknowledge and agree that each of the Security Documents remains in full force and effect and the rights and remedies of the Lender, and the obligations of the parties thereunder and the liens and security interest provided for therein remain in full force and effect and shall not be affected, impaired or discharged by reason of this Amendment or the transactions contemplated hereby.

8.                                       No Waiver. Nothing herein is intended or shall be construed as a waiver by the Lender of any breach, default or other nonfulfillment by the Borrowers under the Credit Agreement or any of the other Loan Documents.

9.                                       No Future Obligation to Amend. The Borrowers hereby expressly recognize and agree that the Lender was in no way obligated or required to enter into this Amendment, and that the Lender has not agreed to and is not obligated or required to, in the future, waive, revise, alter or amend any of the terms or conditions of the Credit Agreement or any of the other Loan Documents.

10.                                 Receipt. The Borrowers hereby acknowledges receipt of a true and correct copy of this Amendment.

11.                                 Headings and Captions. The titles or captions of sections and paragraphs in this Amendment are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Amendment, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Amendment or any of its terms or conditions.

12.                                 Further Documents and Actions. Each of the Borrowers agrees to execute and deliver to the Lender such additional documents and to take all such further actions as the Lender may reasonable require in order to reflect the amendments to the Credit Agreement effected by this Amendment.

13.                                 Counterparts and Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of the executed Amendment shall be deemed to be originals thereof.

14.                                 Recitals. The Recitals set forth in the forepart of this Amendment are true and correct and are an integral part of this Amendment.

15.                                 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the state of Iowa.

16.                                 Entire Understanding. This Amendment, together with the Credit Agreement, as amended, and other Loan Documents, constitutes the entire understanding of the parties with respect to the subject matters hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. This Amendment shall be deemed to be part of the Credit Agreement.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

Cycle Country Accessories Corporation		Bank Midwest, Minnesota Iowa, N.A.

By:	/s/ David J. Davis	/s/ Curt Johnson
David J. Davis, Vice President-Finance/CFO		Curt Johnson, Sr. Vice President

Cycle Country Accessories Corp.

By:	/s/ David J. Davis
David J. Davis, Vice President-Finance/CFO